EXHIBIT 1


              The undersigned agree that the Amendment to Schedule 13D to which this Agreement is attached is filed on behalf of each one of them.

Dated: July 19, 1999

                                             CLOG LLC


                                             By: /s/ Warren Schreiber
                                             ------------------------
                                                 Warren Schreiber, Member



                                             /s/ Warren Schreiber
                                             --------------------
                                             Warren Schreiber



                                             THE NYBOR GROUP, INC.


                                             By: /s/ Warren Schreiber
                                             ------------------------
                                                 Warren Schreiber, President




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